UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2011

PSP Industries, Inc.

(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation)	000-53526 (Commission File Number)	87-0342226 (I.R.S. Employer Identification No.)

2206 North 640 West West Bountiful, Utah 84087 (Address of principal executive offices) (zip code)

(801) 296-8622 (Registrant’s telephone number, including area code)

________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01  Change in Control.

Background of the Change in Control

This Item 5.01 Form 8-K is being filed in connection with the change in control and composition of the Board of Directors of  PSP Industries, Inc. (the “Company” or “PSPN”) pursuant to a Common Stock Purchase Agreement, dated March 24, 2011 (the “Stock Purchase Agreement”) entered into among the Seller’s Representative, who represents each of the persons listed on Exhibit A thereto and set forth below (collectively, the “Sellers”) and GreenTek (Hong Kong) Limited (“GreenTek”), providing for the purchase by GreenTek from the Sellers of 898,170 shares of Common Stock, par value $.001 (the “Common Stock”), representing 52.3% of the issued and outstanding shares of the Company for a purchase price of $345,000.00.  A copy of the Stock Purchase Agreement is attached as Exhibit 10 hereto and incorporated by reference herein.

In connection with the transaction, Kristyne Barlow resigned from her position as President and a director on April 20, 2011. Myron O. Barlow resigned from his position as Vice President and a director on April 20, 2011.  Min-Chul Shin, a citizen and resident of Korea, was elected to the Board of Directors and appointed to the offices of CEO and President on April 22, 2011.  Eslie Barlow resigned from his position as Secretary/Treasurer and a director on May 9, 2011 at the expiration of the ten day notice and waiting period mandated under Rule 14f-1. The appointment of Ms. Young-Kyung Lee, a citizen and resident of Korea, as a director and Chief Financial Officer was effective on May 9, 2011, following the expiration of the required ten day notice and waiting period mandated under Rule 14f-1.  As of the appointment of Ms. Young-Kyung Lee, a majority of the directors of the Company was changed.  Accordingly, on May 9, 2011, there was a change in control of the Company, with directors chosen by GreenTek having the power to manage and control the affairs of the Company.

The Amount And Source Of Funds Used To Effect A Change In Control; Purchase of Control, Etc.

As mentioned above, GreenTek paid $345,000.000 to acquire 898,170 shares of Common Stock.  The source of funds used by GreenTek to effect a change of control were personal funds derived from John Choi, President and sole shareholder of GreenTek. Control was acquired from the following individuals:

Shareholder

Number of Shares

Maxim Management, Inc.

498,170

Eslie O. Barlow

100,000

Dan L. Kunz

100,000

JoLynn C. Street

100,000

Clayton Barlow

100,000

Total

898,170

Except as described above, there were no arrangements or understandings among members of both the former and new control groups and their associates with respect to the election of directors of other matters.

As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements, known to the Company, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

The Company was a shell company immediately before the change in control, and the information required by Item 5.01(a)(8) of Form 8-K is set forth in the Company’s (i) Annual Report on Form 10-K for the year ended June 30, 2010, dated September 30, 2010 and filed with the Commission on September 30, 2010, (ii) Annual Report on Form 10-K for the year ended June 30, 2009, dated October 8, 2009 and filed with the Commission on October 8, 2009, (iii) Form 10 Registration Statement, dated December 9, 2008 and filed with the Commission on December 10, 2009, and (iv) Information Statement on Schedule 14F-1, dated April 22, 2011 and filed with the Commission on April 25, 2011.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

10

Common Stock Purchase Agreement dated as of March 24, 2011, by and between the Company, Eslie O. Barlow, as the Sellers’ Representative, and GreenTek (Hong Kong) Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2011	PSP Industries, Inc.

/s/ Min-Chul Shin
Min-Chul Shin
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.

Description of Exhibit

10	Common Stock Purchase Agreement dated as of March 24, 2011, by and between the Company, Eslie O. Barlow, as the Sellers’ Representative, and GreenTek (Hong Kong) Limited.